CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$30,000,000	$1,179.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement (To the Prospectus dated August 31, 2007 and the Prospectus Supplement dated September 4, 2007 and the Information Supplement dated December 12, 2007)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-145845 August 26, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

The reference asset below is in the form of a linked share and represents the Note offering. The purchaser of a Note will acquire a security linked to a single linked share. The following terms relate to the Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: August 29, 2008

•	Initial valuation date: August 26, 2008

•	Final valuation date: August 21, 2009

•	Maturity date: August 26, 2009

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: Closing price of the linked share on the final valuation date.

•	Interest payment dates: Paid Monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income *: 2.80%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Bristol-Myers Squibb Company	$21.98	PS-6	BMY	$3,500,000	9.750%	80.0%	97.500%	$3,412,500	2.500%	$87,500	E-2534	06738QHS0/ US06738QHS03
Chesapeake Energy Corporation	$49.45	PS-8	CHK	$3,500,000	15.500%	70.0%	97.500%	$3,412,500	2.500%	$87,500	E-2535	06738QHT8/ US06738QHT85
ConocoPhillips	$82.38	PS-10	COP	$3,500,000	9.500%	80.0%	97.500%	$3,412,500	2.500%	$87,500	E-2536	06738QHU5/ US06738QHU58
DryShips Inc.	$71.35	PS-12	DRYS	$3,500,000	20.000%	60.0%	97.500%	$3,412,500	2.500%	$87,500	E-2537	06738QHV3/ US06738QHV32
Corning Incorporated	$20.94	PS-14	GLW	$4,000,000	10.750%	75.0%	97.500%	$3,900,000	2.500%	$100,000	E-2538	06738QHW1/ US06738QHW15
Merck & Co., Inc.	$35.42	PS-16	MRK	$4,000,000	9.750%	80.0%	97.500%	$3,900,000	2.500%	$100,000	E-2539	06738QHX9/ US06738QHX97
AT&T INC.	$30.62	PS-18	T	$4,000,000	9.250%	80.0%	97.500%	$3,900,000	2.500%	$100,000	E-2540	06738QHY7/ US06738QHY70
Verizon Communications Inc.	$34.24	PS-20	VZ	$4,000,000	9.250%	80.0%	97.500%	$3,900,000	2.500%	$100,000	E-2541	06738QHZ4/ US06738QHZ46

*	Annualized Rate

See “Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR THE NOTES OFFERING

This pricing supplement relates to a Note offering, linked to a linked share. The purchaser of a Note will acquire a security linked to the single individual linked share identified on the cover page. Although the Note offering relates to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the linked share or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, the prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, the prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August 31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December  12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” if the linked share is an equity security and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” if the linked share is an exchange-traded fund; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” if the linked share is an equity security and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” if the linked share which is an exchange-traded fund.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked share is lower than the initial price of the linked share; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked share on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked share in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked share you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked share. The physical delivery amount, the initial price of the linked share and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” if the linked share is an equity security and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” if the linked share is an exchange-traded fund. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by the company issuing the linked share can be located by reference to the linked share SEC file number specified below.

The summary information below regarding the company issuing the linked share comes from the issuer’s SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuer of the linked share with the SEC. You are urged to refer to the SEC filings made by the issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

The Table of Hypothetical Values at Maturity below, based on the assumptions outlined for the linked share, demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked share, based on certain percentage changes between the initial price and final price of the linked share (prior to the deduction of any applicable brokerage fees or charges).

In the Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in the table were determined.

On the final valuation date, the final price of the linked share is determined.

If the final price of the linked share is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked share is below its initial price but the closing price of the linked share never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked share is below its initial price and the closing price of the linked share fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked share.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked share from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked share, the total return on the Notes would be higher relative to the total return of an investment in the linked share.

If you had invested directly in the linked share for the same period, you would have received total cash payments representing the number of shares of the linked share you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked share. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked share.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked share from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked share, the total return on the Notes would be lower relative to the total return of an investment in the linked share.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked share is set forth below in the Table of Hypothetical Values at Maturity.

Bristol-Myers Squibb Company

According to publicly available information, Bristol-Myers Squibb Company (the “Company”) was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger. The Company, through its divisions and subsidiaries, is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of pharmaceuticals and other healthcare related products.

The Company has three reportable segments—Pharmaceuticals, Nutritionals and ConvaTec (previously a component of the Other Health Care operating segment).. The Pharmaceuticals segment is made up of the global pharmaceutical and international consumer medicines business. The other two segments—Nutritionals and ConvaTec—comprise the Company’s Health Care Group. The Nutritionals segment consists of Mead Johnson Nutritionals (Mead Johnson), primarily an infant formula and children’s nutritionals business. The ConvaTec segment consists of the ostomy, wound and skin care business.

The linked share’s SEC file number is 1-1136.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$26.50	$19.50	$23.80
December 31, 2002	$28.25	$20.74	$23.15
March 31, 2003	$26.00	$21.00	$21.13
June 30, 2003	$29.20	$21.30	$27.15
September 30, 2003	$27.67	$25.00	$25.66
December 31, 2003	$28.85	$24.22	$28.60
March 31, 2004	$31.00	$23.72	$24.23
June 30, 2004	$26.42	$23.95	$24.50
September 30, 2004	$24.72	$22.22	$23.67
December 31, 2004	$25.88	$22.85	$25.62
March 31, 2005	$25.67	$23.25	$25.46
June 30, 2005	$26.59	$24.83	$24.98
September 30, 2005	$25.47	$23.80	$24.06
December 30, 2005	$24.17	$20.70	$22.98
March 31, 2006	$25.94	$21.21	$24.61
June 30, 2006	$25.97	$23.76	$25.86
September 29, 2006	$26.14	$20.08	$24.92
December 29, 2006	$26.41	$23.93	$26.32
March 30, 2007	$29.39	$25.74	$27.76
June 29, 2007	$32.25	$27.35	$31.56
September 28, 2007	$32.35	$26.38	$28.82
December 31, 2007	$30.23	$26.52	$26.52
March 31, 2008	$27.36	$20.11	$21.30
June 30, 2008	$23.49	$19.43	$20.53
August 26, 2008	$22.07	$21.77	$21.98

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BMY

Initial price: $21.98

Protection level: 80.00%

Protection price: $17.58

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.495905

Coupon: 9.75% per annum

Maturity: August 26, 2009

Dividend yield: 5.51% per annum

Coupon amount Monthly: $8.13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.75%		105.51%
+ 90%	9.75%		95.51%
+ 80%	9.75%		85.51%
+ 70%	9.75%		75.51%
+ 60%	9.75%		65.51%
+ 50%	9.75%		55.51%
+ 40%	9.75%		45.51%
+ 30%	9.75%		35.51%
+ 20%	9.75%		25.51%
+ 10%	9.75%		15.51%
+ 5%	9.75%		10.51%

0%	9.75%		5.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	0.51%
- 10%	9.75%	-0.25%	-4.49%
- 20%	9.75%	-10.25%	-14.49%
- 30%	N/A	-20.25%	-24.49%
- 40%	N/A	-30.25%	-34.49%
- 50%	N/A	-40.25%	-44.49%
- 60%	N/A	-50.25%	-54.49%
- 70%	N/A	-60.25%	-64.49%
- 80%	N/A	-70.25%	-74.49%
- 90%	N/A	-80.25%	-84.49%
- 100%	N/A	-90.25%	-94.49%

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 38,500 producing oil and natural gas wells that are currently producing approximately 2.2 billion cubic feet equivalent, or bcfe, per day, 92% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2007, 47% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$7.25	$4.58	$6.60
December 31, 2002	$8.06	$5.89	$7.74
March 31, 2003	$8.63	$7.27	$7.86
June 30, 2003	$11.45	$7.46	$10.10
September 30, 2003	$10.97	$9.17	$10.78
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
August 26, 2008	$50.24	$48.88	$49.45

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $49.45

Protection level: 70.00%

Protection price: $34.62

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.222447

Coupon: 15.50% per annum

Maturity: August 26, 2009

Dividend yield: 0.56% per annum

Coupon amount Monthly: $12.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	15.50%		100.56%
+ 90%	15.50%		90.56%
+ 80%	15.50%		80.56%
+ 70%	15.50%		70.56%
+ 60%	15.50%		60.56%
+ 50%	15.50%		50.56%
+ 40%	15.50%		40.56%
+ 30%	15.50%		30.56%
+ 20%	15.50%		20.56%
+ 10%	15.50%		10.56%
+ 5%	15.50%		5.56%

0%	15.50%		0.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	15.50%	10.50%	-4.44%
- 10%	15.50%	5.50%	-9.44%
- 20%	15.50%	-4.50%	-19.44%
- 30%	15.50%	-14.50%	-29.44%
- 40%	N/A	-24.50%	-39.44%
- 50%	N/A	-34.50%	-49.44%
- 60%	N/A	-44.50%	-59.44%
- 70%	N/A	-54.50%	-69.44%
- 80%	N/A	-64.50%	-79.44%
- 90%	N/A	-74.50%	-89.44%
- 100%	N/A	-84.50%	-99.44%

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces, transports and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the Company's investment in new technologies or businesses outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 28, 2007	$90.84	$73.83	$87.77
December 31, 2007	$89.89	$74.18	$88.30
March 31, 2008	$89.71	$67.85	$76.21
June 30, 2008	$95.96	$75.54	$94.39
August 26, 2008	$83.69	$81.79	$82.38

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $82.38

Protection level: 80.00%

Protection price: $65.90

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.138869

Coupon: 9.50% per annum

Maturity: August 26, 2009

Dividend yield: 2.21% per annum

Coupon amount Monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		102.21%
+ 90%	9.50%		92.21%
+ 80%	9.50%		82.21%
+ 70%	9.50%		72.21%
+ 60%	9.50%		62.21%
+ 50%	9.50%		52.21%
+ 40%	9.50%		42.21%
+ 30%	9.50%		32.21%
+ 20%	9.50%		22.21%
+ 10%	9.50%		12.21%
+ 5%	9.50%		7.21%

0%	9.50%		2.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-2.79%
- 10%	9.50%	-0.50%	-7.79%
- 20%	9.50%	-10.50%	-17.79%
- 30%	N/A	-20.50%	-27.79%
- 40%	N/A	-30.50%	-37.79%
- 50%	N/A	-40.50%	-47.79%
- 60%	N/A	-50.50%	-57.79%
- 70%	N/A	-60.50%	-67.79%
- 80%	N/A	-70.50%	-77.79%
- 90%	N/A	-80.50%	-87.79%
- 100%	N/A	-90.50%	-97.79%

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of thirty-eight vessels and eight newbuildings consisting of nine Capesize drybulk carriers including four newbuilding Capesize drybulk carriers, thirty-three Panamax drybulk carriers including two newbuilding Panamax drybulk carriers, two newbuilding Kamsarmax drybulk carriers, and two Supramax drybulk carriers. The Company’s fleet carries a variety of drybulk commodites including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. In addition to its owned fleet, the Company has also chartered-in a 2000 built Panamax drybulk carrier for a period of three years ending in December 2008. The average age of the vessels in the Company’s fleet is 8.8 years. The expected date of delivery of the eight newbuilding vessels are between the second quarter of 2008 and second quarter of 2010, respectively.

The Company is a Marshall Islands company that was formed in September 2004. The Company’s executive offices are located at Omega Building, 80 Kifissias Avenue, Amaroussioun GR 15125 Greece. The Company’s telephone number is 011-30-210-809-0570.

The linked share’s SEC file number is: 000-51141.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2002	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2003	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2003	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2003	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2003	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
August 26, 2008	$73.00	$71.00	$71.35

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $71.35

Protection level: 60.00%

Protection price: $42.81

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.015417

Coupon: 20.00% per annum

Maturity: August 26, 2009

Dividend yield: 1.12% per annum

Coupon amount Monthly: $16.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	20.00%		101.12%
+ 90%	20.00%		91.12%
+ 80%	20.00%		81.12%
+ 70%	20.00%		71.12%
+ 60%	20.00%		61.12%
+ 50%	20.00%		51.12%
+ 40%	20.00%		41.12%
+ 30%	20.00%		31.12%
+ 20%	20.00%		21.12%
+ 10%	20.00%		11.12%
+ 5%	20.00%		6.12%

0%	20.00%		1.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	20.00%	15.00%	-3.88%
- 10%	20.00%	10.00%	-8.88%
- 20%	20.00%	0.00%	-18.88%
- 30%	20.00%	-10.00%	-28.88%
- 40%	20.00%	-20.00%	-38.88%
- 50%	N/A	-30.00%	-48.88%
- 60%	N/A	-40.00%	-58.88%
- 70%	N/A	-50.00%	-68.88%
- 80%	N/A	-60.00%	-78.88%
- 90%	N/A	-70.00%	-88.88%
- 100%	N/A	-80.00%	-98.88%

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 28, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
March 31, 2008	$25.23	$20.04	$24.04
June 30, 2008	$28.06	$23.02	$23.05
August 26, 2008	$21.15	$20.77	$20.94

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $20.94

Protection level: 75.00%

Protection price: $15.71

Physical delivery amount: 47 ($1,000/Initial price)

Fractional shares: 0.755492

Coupon: 10.75% per annum

Maturity: August 26, 2009

Dividend yield: 0.96% per annum

Coupon amount Monthly: $8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.75%		100.96%
+ 90%	10.75%		90.96%
+ 80%	10.75%		80.96%
+ 70%	10.75%		70.96%
+ 60%	10.75%		60.96%
+ 50%	10.75%		50.96%
+ 40%	10.75%		40.96%
+ 30%	10.75%		30.96%
+ 20%	10.75%		20.96%
+ 10%	10.75%		10.96%
+ 5%	10.75%		5.96%

0%	10.75%		0.96%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-4.04%
- 10%	10.75%	0.75%	-9.04%
- 20%	10.75%	-9.25%	-19.04%
- 30%	N/A	-19.25%	-29.04%
- 40%	N/A	-29.25%	-39.04%
- 50%	N/A	-39.25%	-49.04%
- 60%	N/A	-49.25%	-59.04%
- 70%	N/A	-59.25%	-69.04%
- 80%	N/A	-69.25%	-79.04%
- 90%	N/A	-79.25%	-89.04%
- 100%	N/A	-89.25%	-99.04%

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (the “Company”) is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health. The Company’s operations are principally managed on a products basis and are comprised of two reportable segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. These products consist of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders. The Company sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices. The Company sells these human health vaccines primarily to physicians, wholesalers, physician distributors and government entities.

The linked share’s SEC file number is: 1-3305.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$51.11	$36.49	$43.26
December 31, 2002	$57.24	$41.03	$53.58
March 31, 2003	$57.01	$47.23	$51.85
June 30, 2003	$60.10	$51.20	$57.31
September 30, 2003	$59.33	$49.48	$50.62
December 31, 2003	$51.50	$40.59	$46.20
March 31, 2004	$49.33	$42.85	$44.19
June 30, 2004	$48.78	$44.28	$47.50
September 30, 2004	$47.73	$32.65	$33.00
December 31, 2004	$34.24	$25.60	$32.14
March 31, 2005	$32.61	$27.50	$32.37
June 30, 2005	$35.36	$30.40	$30.80
September 30, 2005	$32.34	$26.97	$27.21
December 30, 2005	$32.51	$25.50	$31.81
March 31, 2006	$36.65	$31.82	$35.23
June 30, 2006	$36.84	$32.75	$36.43
September 29, 2006	$42.50	$35.30	$41.90
December 29, 2006	$46.33	$41.24	$43.60
March 30, 2007	$46.55	$42.35	$44.17
June 29, 2007	$55.14	$44.52	$49.80
September 28, 2007	$53.73	$48.11	$51.69
December 31, 2007	$61.62	$51.44	$58.11
March 31, 2008	$61.18	$36.84	$37.95
June 30, 2008	$42.24	$34.49	$37.69
August 26, 2008	$35.87	$34.89	$35.42

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRK

Initial price: $35.42

Protection level: 80.00%

Protection price: $28.34

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.232637

Coupon: 9.75% per annum

Maturity: August 26, 2009

Dividend yield: 4.29% per annum

Coupon amount Monthly: $8.13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.75%		104.29%
+ 90%	9.75%		94.29%
+ 80%	9.75%		84.29%
+ 70%	9.75%		74.29%
+ 60%	9.75%		64.29%
+ 50%	9.75%		54.29%
+ 40%	9.75%		44.29%
+ 30%	9.75%		34.29%
+ 20%	9.75%		24.29%
+ 10%	9.75%		14.29%
+ 5%	9.75%		9.29%

0%	9.75%		4.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-0.71%
- 10%	9.75%	-0.25%	-5.71%
- 20%	9.75%	-10.25%	-15.71%
- 30%	N/A	-20.25%	-25.71%
- 40%	N/A	-30.25%	-35.71%
- 50%	N/A	-40.25%	-45.71%
- 60%	N/A	-50.25%	-55.71%
- 70%	N/A	-60.25%	-65.71%
- 80%	N/A	-70.25%	-75.71%
- 90%	N/A	-80.25%	-85.71%
- 100%	N/A	-90.25%	-95.71%

AT&T INC.

According to publicly available information, AT&T Inc. (the “Company”) formerly known as SBC Communications Inc. (SBC), was formed as one of several regional holding companies created to hold AT&T Corp.’s (ATTC) local telephone companies.

The Company ranks among the largest providers of telecommunications services in the United States and the world. The Company offers its services and products to consumers in the U.S. and services and products to businesses and other providers of telecommunications services worldwide.

The services and products that the Company offers vary by market, and include: local exchange services, wireless communications, long-distance services, data/broadband and Internet services, telecommunications equipment, managed networking, wholesale services and directory advertising and publishing.

The linked share’s SEC file number is: 1-8610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$31.95	$19.60	$20.10
December 31, 2002	$29.08	$19.80	$27.11
March 31, 2003	$31.65	$18.85	$20.06
June 30, 2003	$27.35	$19.65	$25.55
September 30, 2003	$26.85	$21.65	$22.25
December 31, 2003	$26.15	$21.17	$26.07
March 31, 2004	$27.73	$23.66	$24.54
June 30, 2004	$25.68	$23.50	$24.25
September 30, 2004	$26.87	$22.98	$25.95
December 31, 2004	$27.29	$24.55	$25.77
March 31, 2005	$25.98	$23.01	$23.69
June 30, 2005	$24.32	$22.81	$23.75
September 30, 2005	$24.97	$23.23	$23.97
December 30, 2005	$25.58	$21.90	$24.49
March 31, 2006	$28.75	$24.24	$27.04
June 30, 2006	$28.03	$24.72	$27.89
September 29, 2006	$33.76	$26.36	$32.56
December 29, 2006	$36.21	$31.57	$35.75
March 30, 2007	$39.86	$33.21	$39.43
June 29, 2007	$41.54	$38.38	$41.50
September 28, 2007	$42.97	$36.53	$42.31
December 31, 2007	$42.79	$36.25	$41.56
March 31, 2008	$41.94	$32.95	$38.30
June 30, 2008	$40.70	$32.64	$33.69
August 26, 2008	$30.70	$30.25	$30.62

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: T

Initial price: $30.62

Protection level: 80.00%

Protection price: $24.50

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.658393

Coupon: 9.25% per annum

Maturity: August 26, 2009

Dividend yield: 5.08% per annum

Coupon amount Monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		105.08%
+ 90%	9.25%		95.08%
+ 80%	9.25%		85.08%
+ 70%	9.25%		75.08%
+ 60%	9.25%		65.08%
+ 50%	9.25%		55.08%
+ 40%	9.25%		45.08%
+ 30%	9.25%		35.08%
+ 20%	9.25%		25.08%
+ 10%	9.25%		15.08%
+ 5%	9.25%		10.08%

0%	9.25%		5.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	0.08%
- 10%	9.25%	-0.75%	-4.92%
- 20%	9.25%	-10.75%	-14.92%
- 30%	N/A	-20.75%	-24.92%
- 40%	N/A	-30.75%	-34.92%
- 50%	N/A	-40.75%	-44.92%
- 60%	N/A	-50.75%	-54.92%
- 70%	N/A	-60.75%	-64.92%
- 80%	N/A	-70.75%	-74.92%
- 90%	N/A	-80.75%	-84.92%
- 100%	N/A	-90.75%	-94.92%

Verizon Communications Inc.

According to publicly available information, Verizon Communications Inc. (the “Company”) is one of the world’s leading providers of communications services. Formerly known as Bell Atlantic Corporation, the Company was incorporated in 1983 under the laws of the State of Delaware. The Company began doing business as Verizon Communications on June 30, 2000 following its merger with GTE Corporation. The Company completed its merger with MCI on January 6, 2006, and its operations are now part of the Company’s wireline business. The Company has a workforce of approximately 235,000 employees.

The Company has two primary reportable segments, Wireline and Domestic Wireless, which it operates and manages as strategic business segments and organize by products and services. These segments and principal activities consist of the following: Wireline communications services include voice, Internet access, broadband video and data, next generation Internet protocol (IP) network services, network access, long distance and other services. The Company provides these services to consumers, carriers, businesses and government customers both domestically and internationally in 150 countries; Domestic Wireless’s products and services include wireless voice, data products and other value-added services and equipment sales across the United States.

The Company’s principal executive offices are located at 140 West Street, New York, New York 10007 (telephone number 212-395-1000).

The linked share’s SEC file number is: 1-8606.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$38.56	$24.95	$26.32
December 31, 2002	$41.35	$26.40	$37.17
March 31, 2003	$42.50	$30.79	$33.91
June 30, 2003	$39.62	$31.46	$37.84
September 30, 2003	$38.61	$30.75	$31.12
December 31, 2003	$33.81	$29.83	$33.65
March 31, 2004	$37.92	$33.65	$35.05
June 30, 2004	$36.56	$32.86	$34.72
September 30, 2004	$39.34	$32.74	$37.78
December 31, 2004	$40.55	$36.70	$38.86
March 31, 2005	$39.38	$32.98	$34.05
June 30, 2005	$34.77	$32.34	$33.14
September 30, 2005	$33.55	$30.37	$31.36
December 30, 2005	$31.45	$27.95	$28.89
March 31, 2006	$33.74	$28.82	$32.67
June 30, 2006	$33.31	$29.10	$32.13
September 29, 2006	$36.45	$30.08	$35.62
December 29, 2006	$37.46	$33.83	$37.07
March 30, 2007	$38.60	$35.44	$37.75
June 29, 2007	$43.79	$36.83	$40.99
September 28, 2007	$44.55	$39.09	$44.08
December 31, 2007	$46.03	$40.59	$43.50
March 31, 2008	$44.12	$33.01	$36.29
June 30, 2008	$39.94	$33.84	$35.40
August 26, 2008	$34.46	$34.00	$34.24

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VZ

Initial price: $34.24

Protection level: 80.00%

Protection price: $27.39

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.205607

Coupon: 9.25% per annum

Maturity: August 26, 2009

Dividend yield: 5.02% per annum

Coupon amount Monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		105.02%
+ 90%	9.25%		95.02%
+ 80%	9.25%		85.02%
+ 70%	9.25%		75.02%
+ 60%	9.25%		65.02%
+ 50%	9.25%		55.02%
+ 40%	9.25%		45.02%
+ 30%	9.25%		35.02%
+ 20%	9.25%		25.02%
+ 10%	9.25%		15.02%
+ 5%	9.25%		10.02%

0%	9.25%		5.02%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	0.02%
- 10%	9.25%	-0.75%	-4.98%
- 20%	9.25%	-10.75%	-14.98%
- 30%	N/A	-20.75%	-24.98%
- 40%	N/A	-30.75%	-34.98%
- 50%	N/A	-40.75%	-44.98%
- 60%	N/A	-50.75%	-54.98%
- 70%	N/A	-60.75%	-64.98%
- 80%	N/A	-70.75%	-74.98%
- 90%	N/A	-80.75%	-84.98%
- 100%	N/A	-90.75%	-94.98%